Tompkins Financial Corporation 8-K

Exhibit No. 99.1

For more information contact:

Linda M. Carlton, Assistant Vice President & Corporate Secretary

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Tuesday, March 27, 2012

Tompkins Financial Corporation Announces Public Offering of $30 Million of its Common Stock

ITHACA, NY – Tompkins Financial Corporation (“Tompkins”) (NYSE-AMEX: TMP) announced today that it is commencing an underwritten public offering of $30 million of its common stock. Macquarie Capital and Keefe, Bruyette & Woods will act as joint book-running managers. The shares will be issued pursuant to a preliminary prospectus supplement filed today as part of an effective shelf registration statement filed with the Securities and Exchange Commission. Tompkins intends to grant the underwriters an option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed. Tompkins expects the net proceeds from the offering will be used for general working capital, which may include repayment of the TARP securities issued by VIST Financial Corporation (“VIST”) to the US Treasury in connection with the closing of its recently announced acquisition of VIST. Tompkins may temporarily invest funds that it does not immediately need for these purposes in short-term marketable securities. The precise amounts and timing of Tompkins’ use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering will be made only by means of prospectus and related prospectus supplement, copies of which may be obtained from the investor relations section of Tompkins’ Web site at: www.tompkinsfinancial.com or from the SEC's Web site at: www.sec.gov. Alternatively, you may obtain a copy of the prospectus by contacting the underwriters at: Macquarie Capital (USA) Inc., Attention: Prospectus Department, 125 West 55th Street, Level 22, New York, New York 10019, telephone (212) 231-0528, email us.prospectus@macquarie.com or Keefe, Bruyette & Woods, Inc., Attention: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, telephone (800) 966-1559. Information on Tompkins’ Web site does not constitute part of nor is any such information incorporated by reference in the prospectus or preliminary prospectus supplement.

About Tompkins Financial Corporation

Tompkins Financial Corporation is a financial services company with $3.4 billion in assets as of December 31, 2011 serving the Central, Western, and Hudson Valley regions of New York State. Headquartered in Ithaca, NY, Tompkins Financial Corporation is parent to Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and Tompkins Financial Advisors.

The common stock of Tompkins Financial Corporation trades on the NYSE-AMEX under the symbol “TMP”. Investor information is available on Tompkins’ Web site at www.tompkinsfinancial.com.

 Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including statements regarding future acquisitions and offerings, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated and are detailed in Tompkins’ filings with the Securities and Exchange Commission. Tompkins assumes no obligation to update any forward-looking information contained in this press release or with respect to announcements described herein.

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